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                                                                  EXHIBIT  3(vi)



         THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF, AND REGULATION D PROMULGATED UNDER, THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THIS SUBORDINATED NOTE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE SUBSCRIPTION AGREEMENT.

         THIS SUBORDINATED NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SUBSCRIPTION AGREEMENT, DATED AS OF JUNE 1, 1999, BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.


NO.____                                                                  $10,000


                          ENVIRO-CLEAN OF AMERICA, INC.
                   12.75% SUBORDINATED NOTE DUE APRIL 1, 2002


         THIS Note is one of a duly authorized issue of Notes of ENVIRO-CLEAN OF AMERICA, INC., a corporation organized and existing under the laws of the State of Nevada and having a principal place of business at 14848 Old U.S. 41, #13 Sunburst Center, Naples, Florida 34110 (the "Company"), designated as its 12.75% Subordinated Notes, due April 1, 2002 (the "Notes"), in an aggregate principal amount of Ten Thousand Dollars ($10,000). This Note is hereby issued on June 1, 1999 (the "Issue Date").

         FOR VALUE RECEIVED, the Company promises to pay to , or its registered assigns (the "Holder"), the principal sum of Ten Thousand Dollars ($10,000) on April 1, 2002 (the "Maturity Date"), and to pay interest to the Holder on the principal sum, at the rate of Twelve and Three-Fourths Percent (12.75%) per annum, payable in arrears quarterly within ten (10) Business Days from each March 31, June 30, September 30 and December 31, as applicable, during the term of this Note, and on the Maturity Date; provided, however, that the first interest payment date shall be September 30, 1999. This Note is subordinated to any and all debt of the Company and is subject to prepayment by the Company at any time following the date that is two (2) years from the Issue Date as further described in Section 3 hereof. Interest shall accrue daily commencing on the Issue Date until payment in full of the principal sum represented hereby, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made or duly provided for. Interest hereunder will be paid to the person in whose name this Note is registered on the records maintained by the Company as specified in Section 1, below regarding registration and transfers of the Notes (the "Note Register"); provided, however, that the Company's obligations to a transferee of this Note arises only if the transfer, sale or other disposition is



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made in accordance with the terms and conditions hereof and of the Subscription
Agreement, dated as of June 1, 1999 (the "Subscription Agreement"), executed by the original Holder, including, without limitation, the undertaking of any transferee to be bound by the terms and conditions of the Subscription Agreement as if it were an original party thereto. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. A transfer of the right to receive principal and interest under this Note shall be transferable only through an appropriate entry in the Note Register as provided herein. All terms defined in the Subscription Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

         This Note is subject to the following additional provisions:

         SECTION 1. THE COMPANY SHALL KEEP THE NOTE REGISTER IN WHICH SHALL BE ENTERED THE NAMES AND ADDRESSES OF THE REGISTERED HOLDER OF THIS NOTE AND PARTICULARS OF THIS NOTE HELD BY SUCH HOLDER AND OF ALL TRANSFERS OF THIS NOTE. REFERENCES TO THE HOLDER OR "HOLDERS" SHALL MEAN THE PERSON LISTED IN THE NOTE REGISTER AS THE REGISTERED HOLDER OF SUCH NOTE. THE OWNERSHIP OF THIS NOTE SHALL BE PROVED BY THE NOTE REGISTER.

         SECTION 2. THIS NOTE HAS BEEN ISSUED SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS OF THE ORIGINAL HOLDER SET FORTH IN THE SUBSCRIPTION AGREEMENT AND MAY BE TRANSFERRED OR EXCHANGED ONLY IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT. THE COMPANY IS UNDER NO OBLIGATION, AND HAS NO PRESENT INTENTION, TO REGISTER, OR TO CAUSE ANY OTHER PARTY TO REGISTER, ANY NOTE FOR RESALE UNDER THE ACT. PRIOR TO DUE PRESENTMENT TO THE COMPANY FOR TRANSFER OF THIS NOTE, THE COMPANY, AND ANY OTHER AGENT OF THE COMPANY, MAY TREAT THE PERSON IN WHOSE NAME THIS NOTE IS DULY REGISTERED ON THE NOTE REGISTER AS THE OWNER HEREOF FOR THE PURPOSE OF RECEIVING PAYMENT AS HEREIN PROVIDED AND FOR ALL OTHER PURPOSES, WHETHER OR NOTE THIS NOTE IS OVERDUE, AND NEITHER THE COMPANY NOR ANY SUCH AGENT SHALL BE AFFECTED BY NOTICE TO THE CONTRARY.

         SECTION 3.        SUBORDINATION; PREPAYMENT; DEFAULT.

         1. THIS NOTE IS NOT SECURED BY ANY ASSETS OF THE COMPANY AND IS SUBORDINATED TO ALL INDEBTEDNESS OF THE COMPANY, INCLUDING ANY AMOUNTS DUE AND OWING TO OFFICERS AND DIRECTORS OF THE COMPANY.

         (b) This Note may be prepaid, at the option of the Company, at any time following the date that is two (2) years from the Issue Date.

         (c) Upon any default in the payment of interest or principal of this Note, and the failure of the Company to cure such default within thirty (30) days, the unpaid principal amount of this Note shall bear interest at a default rate of Fifteen Percent (15%) from the date of such default until the default is cured.


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         Section 4. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         Section 5. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

         Section 6. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnify, if requested, all reasonably satisfactory to the Company.

         Section 7. This Note may not be modified without prior written consent of the Company and the Holder.

         Section 8. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Holder consents to the jurisdiction of, and laying of venue in, any New York State or federal court sitting in the City of New York.

         Section 9. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing signed by the party against whom such waiver is sought to be enforced.

         Section 10. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 11. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).


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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


                                       ENVIRO-CLEAN OF AMERICA, INC.

Dated:  June 1, 1999

                                       By:
                                              Richard Kandel
                                              President